                                    Exhibit 10.16

          Form of Employment Agreement and Schedule of Material Differences
                      for the Executive Officers of the Company

                                 EMPLOYMENT AGREEMENT

    This Agreement is entered into effective as of the ______ day of __________, 1996, by and between __________ (the "Corporation"), a ___________
corporation, and __________________ (the "Employee").

                                       RECITALS

    Whereas, the Employee is currently serving as the ________________________ of the Corporation and is an integral part of its management; and

    Whereas, the Corporation's Board of Directors (the "Board") has determined that it is appropriate to reinforce and encourage the continued attention and dedication of certain key members of the Corporation's management, including Employee, to their assigned duties without distraction and potentially disturbing circumstances arising from the possibility of a Change in Control (herein defined) of Sonic Corp.; and

    Whereas, the Corporation desires to continue the services of Employee, whose experience, knowledge and abilities with respect to the business and affairs of the Corporation are extremely valuable to the Corporation; and

    Whereas, the Board of Sonic Corp. on the _____ day of ______________, 19__, ratified and approved this Agreement; and

    Whereas, the parties hereto desire to enter into this Agreement setting forth the terms and conditions of the continued employment relationship of the Corporation and Employee.

    Now, therefore, it is agreed as follows:

                                      ARTICLE I
                                  TERM OF EMPLOYMENT

    1.1 TERM OF EMPLOYMENT. The Corporation shall employ Employee for a period of _______ year from the date hereof (the "Initial Term").

    1.2 EXTENSION OF INITIAL TERM. Upon each __________ anniversary date of this Agreement, this Agreement shall be extended automatically for successive terms of one year each, unless either the Corporation or the Employee gives contrary written notice to the other not later than the __________ anniversary date.

    1.3 TERMINATION OF AGREEMENT AND EMPLOYMENT. The Corporation may terminate this Agreement and the Employee's employment at any time effective upon written notice to the Employee. The Corporation, in its sole discretion, may terminate this Agreement without terminating the employment of the Employee. The Employee may terminate this Agreement and the Employee's employment only after at least 30 days' written notice to the Corporation, unless otherwise agreed by the Corporation.

                                      ARTICLE II
                                DUTIES OF THE EMPLOYEE

    Employee shall serve as the ______________________ of the Corporation. Employee shall do and perform all services, acts, or things necessary or advisable to manage and conduct the business of the Corporation consistent with such position subject to such policies and procedures as may be established by the Board.

                                     ARTICLE III
                                     COMPENSATION

    3.1 SALARY. For Employee's services to the Corporation as the ______________________, Employee shall be paid a salary at the annual rate of $____________ (herein referred to as "Salary"), payable in twenty-four equal installments on the first and fifteenth day of each month. On the first day of each calendar year during the term of this Agreement with the Corporation, Employee shall be eligible for an increase in Salary based on an evaluation of Employee's performance during the past year with the Corporation. During the term of this Agreement, the Salary of the Employee shall not be decreased at any time from the Salary then in effect unless agreed to in writing by the Employee.

    3.2 BONUS. The Employee shall be entitled to participate in an equitable manner with other officers of the Corporation in discretionary cash bonuses as authorized by the Board.

                                      ARTICLE IV
                                  EMPLOYEE BENEFITS

    4.1 USE OF AUTOMOBILE. The Corporation shall provide Employee, at the option of Employee, with either the use of a __________automobile for business and personal use (or a different make automobile with a comparable initial retail value) or a cash car allowance of $__________ per month. The Corporation shall pay all expenses of operating, maintaining and repairing the automobile and shall procure and maintain automobile liability insurance in respect thereof, with such coverage insuring each Employee for bodily injury and property damage.

    4.2 MEDICAL, LIFE AND DISABILITY INSURANCE BENEFITS. The Corporation shall provide Employee with medical, life and disability insurance benefits in accordance with the established benefit policies of the Corporation.

    4.3 WORKING FACILITIES. Employee shall be provided adequate office space, secretarial assistance, and such other facilities and services suitable to Employee's position and adequate for the performance of Employee's duties.

    4.4 BUSINESS EXPENSES. Employee shall be authorized to incur reasonable expenses for promoting the business of the Corporation, including expenses for entertainment, travel, and similar items. The Corporation shall reimburse Employee for all such expenses upon the presentation by Employee, from time to time, of an itemized account of such expenditures.

    4.5 VACATIONS. Employee shall be entitled to an annual paid vacation commensurate with the Corporation's established vacation policy for officers. The timing of paid vacations shall be scheduled in a reasonable manner by the Employee.

    4.6 DISABILITY. Upon disability (as defined herein) of the Employee, the Employee shall be entitled to receive an amount equal to 50% of Employee's Salary (in addition to any disability insurance benefits received pursuant to Section 4.2 herein), such amount being paid semi-monthly in twelve equal installments.

    4.7 TERM LIFE INSURANCE. The Corporation shall purchase term life insurance on the life of the Employee having a face value of four times the Employee's Salary (to be changed as salary adjustments are made) or the face value of life insurance that can be purchased based upon the Employee's health history with the Corporation paying the standard premium rate for term insurance under its then current insurance program at the Employee's age and assuming good health, whichever amount is lesser; provided further that, such insurance can be obtained by the Corporation in a manner which meets the requirements for deductibility by the Corporation under Section 79 of the Internal Revenue Code of 1986, or as hereafter amended.

    4.8 COMPENSATION DEFINED. Compensation shall be defined as all monetary compensation and all benefits described in Articles III and IV hereunder (as adjusted during the term hereof).

                                      ARTICLE V
                                     TERMINATION

    5.1 DEATH. Employee's employment hereunder shall be terminated upon the Employee's death.

    5.2 DISABILITY. The Corporation may terminate Employee's employment hereunder in the event Employee is disabled and such disability continues for more than 180 days. Disability shall be defined as the inability of Employee to render the services required of him, with or without a reasonable accommodation, under this Agreement as a result of physical or mental incapacity.

    5.3  CAUSE.

    (a) The Corporation may terminate Employee's employment hereunder for cause. For the purpose of this Agreement, "Cause" shall mean (i) the willful and intentional failure by Employee to substantially perform Employee's duties hereunder, other than any failure resulting from Employee's incapacity due to physical or mental incapacity, or (ii) commission by Employee, in connection with Employee's employment by the Corporation, of an illegal act or any act (though not illegal) which is not in the ordinary course of the Employee's responsibilities and exposes the Corporation to a significant level of undue liability. For purposes of this paragraph, no act or failure to act on Employee's part shall be considered to have met either of the preceding tests unless done or omitted to be done by Employee not in good faith without a reasonable belief that Employee's action or omission was in the best interest of the Corporation.

    (b) Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for cause unless and until there shall have been delivered to Employee a copy of a resolution, duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board at a meeting held within 30 days of such termination (after reasonable notice to Employee and an opportunity for Employee to be heard by members of the Board) confirming that Employee was guilty of the conduct set forth in this Section 5.3.

    5.4 COMPENSATION UPON TERMINATION FOR CAUSE OR UPON RESIGNATION BY EMPLOYEE. Except as otherwise set forth in Section 5.7 hereof, if Employee's employment shall be terminated for Cause or if Employee shall resign Employee's position with the Corporation, the Corporation shall pay Employee's Compensation only through the last day of Employee's employment by the Corporation. The Corporation shall then have no further obligation to Employee under this Agreement.

    5.5 COMPENSATION UPON TERMINATION OTHER THAN FOR CAUSE OR DISABILITY. Except as otherwise set forth in Section 5.7 hereof, if the Company shall terminate Employee's employment other than for Cause or Disability, the Company shall continue to be obligated to pay Employee's Salary for a period of _____ year, beginning on the date of termination, but shall not be obligated to provide any other benefits described in Articles III and IV hereof, except to the extent required by law.

    5.6 COMPENSATION UPON NON-RENEWAL OF AGREEMENT. Except as otherwise set forth in Section 5.7 hereof, if the Company shall give notice to Employee in accordance with Section 1.2 hereof that this Agreement will not be renewed but Employee's employment is not terminated, the Company shall continue to be obligated to pay Employee's Compensation for a period of _____ year beginning on the date notice of non-renewal is given.

    5.7  TERMINATION OF EMPLOYEE OR RESIGNATION BY EMPLOYEE FOR GOOD REASON.
If at any time within the first twelve months subsequent to a Change in Control, the Employee's employment with the Corporation is terminated other than as provided for in Section 5.1, 5.2 or 5.3 hereof, or the Corporation violates any provision of this Agreement or Employee shall resign Employee's employment for Good Reason (as defined herein), the Corporation shall be obligated to pay to Employee a lump sum payment upon the effective date of such termination or resignation or breach (as determined in Employee's sole discretion), in an amount equal to _____ times the Employee's compensation payable under paragraph
5.5 above, but in no event to exceed an amount equal to $1.00 less than three
(3) times the mean average annual compensation paid to Employee by the Corporation and any of its subsidiaries during the five calendar years ending before the date on which the Change in Control occurred (or if Employee was not employed for that entire five year period, then the mean average annual compensation paid to employee during such shorter period, with the Employee's compensation annualized for any calendar year during which the employee was not employed for the entire calendar year); provided, however, that if the lump-sum severance payment under this Section 5.7, either alone or together with any other payments or compensation which Employee has a right to receive from the Corporation, would constitute a "parachute payment" (as defined in Section 280G (or any equivalent term defined in any successor or equivalent provision) of the Internal Revenue Code of 1986, as amended (the "Code")), then such lump-sum severance payment shall be reduced to the largest amount as will result in no portion of the lump-sum severance payment under this Section 5.7 being subject to the excise tax imposed by Section 4999 (or any successor or equivalent provision) of the Code. For the purpose of this Section 5.7, the Employee's annual compensation from the Corporation and its subsidiaries for a given year shall equal Employee's compensation as reflected on Employee's Form W-2 for that year (unless the Employee was not employed for the entire calendar year, in which case Employee's Form W-2 compensation for such year shall be annualized). The determination of any reduction in lump-sum severance payment under this Section
5.7 pursuant to the foregoing provision shall be conclusive and binding on the Corporation. Notwithstanding any other provision of this Section 5.7, Employee may elect to have the lump sum severance payment hereunder paid in equal monthly installments over a period not to exceed 12 consecutive months.

    "Good Reason" shall mean any of the following which occur during the term of this Agreement without Employee's express written consent:

         In the Event of a Change in Control:

         (a) the assignment to Employee of duties inconsistent with Employee's position, office, duties, responsibilities and status with the Corporation immediately prior to a Change in Control; or, a change in Employee's titles or offices as in effect immediately prior to a Change in Control; or, any removal of Employee from or any failure to reelect Employee to any such position or office, except in connection with the termination of Employee's employment by the Corporation for Disability or Cause or as a result of Employee's death or by Employee other than for Good Reason as set forth in this Section 5.7(a); OR

         (b) a reduction by the Corporation in Employee's Salary as in effect as of the date of this Agreement or as the same may be increased from time-to-time during the term of this Agreement or the Corporation's failure to increase (within twelve months of the Employee's last increase in Salary) Employee's Salary after a Change in Control in an amount which at least equals, on a percentage basis, the highest percentage increase in salary for all officers of the Corporation or any parent or affiliated company effected in the preceding twelve months; OR

         (c) the failure of the Corporation to provide Employee with the same fringe benefits (including, without limitation, life insurance plans, medical or disability plans, retirement plans, incentive plans, stock option plans, stock purchase plans, stock ownership plans, or bonus plans) that were provided to Employee immediately prior to the Change in Control, or with a package of fringe benefits that, if one or more of such benefits varies from those in effect immediately prior to such Change in Control, is in Employee's sole judgment substantially comparable in all material respects to such fringe benefits taken as a whole; OR

         (d) relocation of the Corporation's principal executive offices to a location outside of Oklahoma City, Oklahoma, or Employee's relocation to any place other than the location at which Employee performed Employee's duties prior to a Change in Control, except for required travel by Employee on the Corporation's business to an extent substantially consistent with Employee's business travel obligations at the time of the Change in Control; OR

         (e) any failure by the Corporation to provide Employee with the same number of paid vacation days to which Employee is entitled at the time of the Change in Control; OR

         (f) the failure of a successor to the Corporation to assume the obligation of this Agreement as set forth in Section 7.1 herein.

    5.8. CHANGE IN CONTROL. For the purposes of this Agreement, the phrase "change in control" shall mean any of the following events:

         (a) Any consolidation or merger of Sonic Corp. in which Sonic Corp. is not the continuing or surviving corporation or pursuant to which shares of the Corporation's capital stock would convert into cash, securities or other property, other than a merger of Sonic Corp. in which the holders of Sonic Corp.'s capital stock immediately prior to the merger have the same proportionate ownership of capital stock of the surviving corporation immediately after the merger;

         (b) Any sale, lease, exchange or other transfer (whether in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation;

         (c) The stockholders of Sonic Corp. approve any plan or proposal for the liquidation or dissolution of Sonic Corp.;

         (d) Any person (as used in Section 13(d) and 14(d)(2) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act")) becomes the beneficial owner (within the meaning of Rule 13D-3 under the Exchange Act) of 50% or more of Sonic Corp.'s outstanding capital stock;

         (e) During any period of two consecutive years, individuals who at the beginning of that period constitute the entire Board of Directors of Sonic Corp. cease for any reason to constitute a majority of the Board of Directors unless the election or the nomination for election by Sonic Corp.'s stockholders of each new director received the approval of the Board of Directors by a vote of at least two-thirds of the directors then and still in office and who served as directors at the beginning of the period; or

         (f)  Sonic Corp. becomes a subsidiary of any other corporation.

                                      ARTICLE VI
                      OBLIGATION TO MITIGATE DAMAGES; NO EFFECT
                             ON OTHER CONTRACTUAL RIGHTS

    6.1 MITIGATION. The Employee shall not have any obligation to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise. However, all payments required under the terms of this Agreement shall cease 30 days after the acceptance by the Employee of employment by another employer; provided that, this limitation shall not apply to payments due under paragraph 5.7, above.

    6.2 OTHER CONTRACTUAL RIGHTS. The provisions of this Agreement, and any payment provided for hereunder shall not reduce any amount otherwise payable, or in any way diminish Employee's existing rights, or rights which would accrue solely as a result of passage of time under any employee benefit plan or other contract, plan or arrangement of which Employee is a beneficiary or in which Employee participates.

                                     ARTICLE VII
                            SUCCESSORS TO THE CORPORATION

    7.1 ASSUMPTION. The Corporation will require any successor or assignee (whether direct or indirect, by purchase, merger, consolidation or otherwise) of all or substantially all of the business and/or assets of the Corporation, by agreement in form and substance reasonably satisfactory to Employee, to expressly, absolutely and unconditionally assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession or assignment had taken place. Any failure by the Corporation to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement.

    7.2 EMPLOYEE'S SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be enforceable by Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die while any amounts are still payable to Employee hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee or other designee or, if there is no such designee, to Employee's estate.

                                     ARTICLE VIII
                               RESTRICTIONS ON EMPLOYEE

    8.1 CONFIDENTIAL INFORMATION. During the term of the Employee's employment and for a period of twelve months thereafter, the Employee shall not divulge or make accessible to any party any Confidential Information, as defined below, of Sonic Corp. or any of its subsidiaries, except to the extent authorized in writing by the Corporation or otherwise required by law. The phrase "Confidential Information" shall mean the unique, proprietary and confidential information of Sonic Corp. and its subsidiaries, consisting of: (1) confidential financial information regarding Sonic Corp. or its subsidiaries,
(2) confidential recipes for food products; (3) confidential and copyrighted plans and specifications for interior and exterior signs, designs, layouts and color schemes; (4) confidential methods, techniques, formats, systems, specifications, procedures, information, trade secrets, sales and marketing programs; (5) knowledge and experience regarding the operation and franchising of Sonic drive-in restaurants; (6) the identities and locations of Sonic's franchisees, Sonic drive-in restaurants, and suppliers to Sonic's franchisees and drive-in restaurants; (7) knowledge, financial information, and other information regarding the development of franchised and company-store restaurants; (8) knowledge, financial information, and other information regarding potential acquisitions and dispositions; and (9) any other confidential business information of Sonic Corp. or any of its subsidiaries. The Employee shall give the Corporation written notice of any circumstances in which Employee has actual notice of any access, possession or use of the Confidential Information not authorized by this Agreement.

    8.2 RESTRICTIVE COVENANT. During the term of Employee's employment, the Employee shall not engage in or have any interest, directly or indirectly, in any business competing with the business being conducted by Sonic Corp. or any of its subsidiaries, without the Corporation's prior written consent. For the six month period immediately following the termination of Employee's employment, the Employee shall not engage in or have any interest, directly or indirectly, in any fast food restaurant business that has a menu similar to that of a Sonic drive-in restaurant (such as hamburgers, hot dogs, onion rings and similar items customarily sold by Sonic drive-in restaurants), or which has an appearance similar to that of a Sonic drive-in restaurant (such as color pattern, use of canopies, use of speakers and menu housings for ordering food, or other items that are customarily used by a Sonic drive-in restaurant), and which operates such restaurants within a three mile radius of any Sonic drive-in restaurant.

                                      ARTICLE IX
                                    MISCELLANEOUS

    9.1 INDEMNIFICATION. To the full extent permitted by law, the Board shall authorize the payment of expenses incurred by or shall satisfy judgments or fines rendered or levied against Employee in any action brought by a third-party against Employee (whether or not the Corporation is joined as a party defendant) to impose any liability or penalty on Employee for any act alleged to have been committed by Employee while employed by the Corporation unless Employee was acting with gross negligence or willful misconduct. Payments authorized hereunder shall include amounts paid and expenses incurred in settling any such action or threatened action.

    9.2 RESOLUTION OF DISPUTES. The following provisions shall apply to any controversy between the Employee and Sonic Corp. and its subsidiaries and the Employee (including any director, officer, employee, agent or affiliate of Sonic Corp. and its subsidiaries) whether or not relating to this Agreement.

              (a) ARBITRATION. The parties shall resolve all controversies by final and binding arbitration in accordance with the Rules for Commercial Arbitration (the "Rules") of the American Arbitration Association in effect at the time of the execution of this Agreement and pursuant to the following additional provisions:

              (1) APPLICABLE LAW. The Federal Arbitration Act (the "Federal Act"), as supplemented by the Oklahoma Arbitration Act (to the extent not inconsistent with the Federal Act), shall apply to the arbitration and all procedural matters relating to the arbitration.

              (2) SELECTION OF ARBITRATORS. The parties shall select one arbitrator within 10 days after the filing of a demand and submission in accordance with the Rules. If the parties fail to agree on an arbitrator within that 10-day period or fail to agree to an extension of that period, the arbitration shall take place before an arbitrator selected in accordance with the Rules.

              (3) LOCATION OF ARBITRATION. The arbitration shall take place in Oklahoma City, Oklahoma, and the arbitrator shall issue any award at the place of arbitration. The arbitrator may conduct hearings and meetings at any other place agreeable to the parties or, upon the motion of a party, determined by the arbitrator as necessary to obtain significant testimony or evidence.

              (4) DISCOVERY. The arbitrator shall have the power to authorize all forms of discovery (including depositions, interrogatories and document production) upon the showing of
         (a) a specific need for the discovery, (b) that the discovery likely will lead to material evidence needed to resolve the controversy, and (c) that the scope, timing and cost of the discovery is not excessive.

              (5) AUTHORITY OF ARBITRATOR. The arbitrator shall not have the power (a) to alter, modify, amend, add to, or subtract from any term or provision of this Agreement; (b) to rule upon or grant any extension, renewal or continuance of this Agreement; or (c) to grant interim injunctive relief prior to the award.

              (6) ENFORCEMENT OF AWARD. The prevailing party shall have the right to enter the award of the arbitrator in any court having jurisdiction over one or more of the parties or their assets. The parties specifically waive any right they may have to apply to any court for relief from the provisions of this Agreement or from any decision of the arbitrator made prior to the award.

         (b) ATTORNEYS' FEES AND COSTS. The prevailing party to the arbitration shall have the right to an award of its reasonable attorneys' fees and costs (including the cost of the arbitrator) incurred after the filing of the demand and submission. If the Corporation or any of its subsidiaries prevails, the award shall include an amount for that portion of the administrative overhead reasonably allocable to the time devoted by the in-house legal staff of Sonic Corp. or any subsidiary.

         (c) EXCLUDED CONTROVERSIES. At the election of the Corporation or its subsidiaries, the provisions of this Section 9.2 shall not apply to any controversies relating to the enforcement of the covenant not to compete or the use and protection of the trademarks, service marks, tradenames, copyrights, patents, confidential information and trade secrets of Sonic Corp. or its subsidiaries, including (without limitation) the right of Sonic Corp. or its subsidiaries to apply to any court of competent jurisdiction for appropriate injunctive relief for the infringement of the rights of Sonic Corp. or its subsidiaries.

         (d) OTHER RIGHTS. The provisions of this Section 9.2 shall not prevent the Corporation, its subsidiaries, or the Employee from exercising any of their rights under this agreement, any other agreement, or under the common law, including (without limitation) the right to terminate any agreement between the parties or to end or change the party's legal relationship.

    9.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with regard to the subject matter of this Agreement and replaces and supersedes all other written and oral agreements and statements of the parties relating to the subject matter of this Agreement.

    9.4 NOTICES. Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and sent by mail to Employee's residence, in the case of Employee, or to its principal office, in the case of the Corporation.

    9.5 WAIVER OF BREACH. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

    9.6 AMENDMENT. No amendment or modification of this Agreement shall be deemed effective unless or until executed in writing by the parties hereto.

    9.7 VALIDITY. This Agreement, having been executed and delivered in the State of Oklahoma, its validity, interpretation, performance and enforcement will be governed by the laws of that state.

    9.8 SECTION HEADINGS. Section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    9.9 COUNTERPART EXECUTION. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

    9.10 EXCLUSIVITY. Specific arrangements referred to in this Agreement are not intended to exclude Employee's participation in any other benefits available to executive personnel generally or to preclude other compensation or benefits as may be authorized by the Board from time to time.

    9.11 PARTIAL INVALIDITY. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

    In witness whereof, the Corporation has caused this Agreement to be executed and its seal affixed hereto by its officers thereunto duly authorized; and the Employee has executed this Agreement, as of the day and year first above written.

The Corporation:
                                       ----------------------------------------

                                       By:
                                          -------------------------------------
                                          (Vice) President

Attest:

------------------------------
(Assistant) Secretary

The Employee:
                                       ----------------------------------------

      SCHEDULE OF MATERIAL DIFFERENCES FOR THE EXECUTIVE OFFICERS OF THE COMPANY
                                        PART I


                                                                                                        TERM OF
OFFICER            TITLE                                             CONTRACTING CORPORATION            AGREEMENT
-------            -----                                             -----------------------            ---------
J.C. Hudson        President and CEO                                 Sonic Corp.                        two years

L.B. Kilbourne     Senior Vice President and Chief                   Sonic Corp.                        one year
                   Financial Officer

K. Keymer          President                                         Sonic Industries Inc.              one year

M. Shumsky         President                                         Sonic Restaurants, Inc.            one year

P. Moore           Senior Vice President of Marketing                Sonic Corp.                        one year
                   and Brand Development

R. Matlock         Vice President, Secretary and                     Sonic Corp.                        one year
                   General Counsel

D. Dolan           Vice President of Administration                  Sonic Corp.                        one year
                   and Corporate Human Resources

L. Gadola          Vice President of Corporate Development           Sonic Restaurants, Inc.            one year

S. Jeska           Vice President of Franchise                       Sonic Industries Inc.              one year
                   Development

S. McLain          Treasurer                                         Sonic Corp.                        one year

R. Moore           Vice President of Operations Services             Sonic Restaurants, Inc.            one year

D. Ritger          Vice President of Purchasing                      Sonic Industries Inc.              one year

W. Van Sciver      Vice President of Franchise Services              Sonic Industries Inc.              one year

S. Vaughan         Controller                                        Sonic Corp.                        one year

F. Young           Vice President of Operations                      Sonic Restaurants, Inc.            one year


      SCHEDULE OF MATERIAL DIFFERENCES FOR THE EXECUTIVE OFFICERS OF THE COMPANY
                                       PART II



                                                      AUTOMOBILE     SECTION        SECTION        SECTION
OFFICER            SALARY         AUTOMOBILE          ALLOWANCE      5.5            5.6            5.7
-------            ------         ----------          ---------      ---            ---            ---
J.C. Hudson        $250,000       Full-size           $1,000         Two Years      Two Years      One and
                                  Luxury                                                           One-half

L.B. Kilbourne     $155,000       Luxury              $850           One Year       One Year       Two

K. Keymer          $187,000       Full-size           $1,000         One Year       One Year       Two
                                  Luxury

M. Shumsky         $170,000       Full-size           $1,000         One Year       One Year       Two
                                  Luxury

P. Moore           $120,000       Luxury              $850           One Year       One Year       Two

R. Matlock         $140,000       Luxury              $850           One Year       One Year       Two

D. Dolan           $75,000        Luxury              $850           Six Months    Six Months      Two

L. Gadola          $95,000        Luxury              $850           Six Months    Six Months      Two

S. Jeska           $100,000       Luxury              $850           Six Months    Six Months      Two

S. McLain          $95,004        Luxury              $850           Six Months    Six Months      Two

R. Moore           $100,000       Luxury              $850           Six Months    Six Months      Two

D. Ritger          $110,000       Luxury              $850           Six Months    Six Months      Two

W. Van Sciver      $111,456       Luxury              $850           Six Months    Six Months      Two

S. Vaughan         $60,000        Luxury              $850           Six Months    Six Months      Two

F. Young           $101,760       Luxury              $850           Six Months    Six Months      Two
